Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AIAI HOLDINGS CORPORATION

AIAI Holdings Corporation (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the ‘DGCL”), hereby certifies that:

1. The name of the Corporation is AIAI Holdings Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was July 19, 2024, as amended on November 3, 2025 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which amends and restated the Original Certificate in its entirety, has been approved by the board of directors of the Corporation in accordance with Sections 242 and 245 of the DGCL and by the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3. The Original Certificate of this Corporation is hereby amended and restated in its entirety by the Restated Certificate as set forth in Exhibit A attached hereto.

4. This Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, AIAI Holdings Corporation, has caused this Restated Certificate to be executed by its duly authorized officer as of this 29th day of January, 2026.

AIAI HOLDINGS CORPORATION

By:	/s/ Todd Furniss
Todd Furniss
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AIAI HOLDINGS CORPORATION

ARTICLE I. - NAME

The name of this Corporation is AIAI Holdings Corporation.

ARTICLE II. - REGISTERED AGENT

The address of the registered office of the Corporation is 555 Loockerman Street, Suite 320, City of Dover, County of Kent, Delaware 19901 and the name of the registered agent of the Company at such address is Platinum Filings LLC.

ARTICLE III. - PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”).

ARTICLE IV. - AUTHORIZED STOCK

A. Authorized Classes of Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 560,000,000 shares, consisting of 500,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 60,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). Notwithstanding anything herein to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time (each, a “Preferred Stock Designation”) in accordance with the DGCL and this Certificate of Incorporation (together with any Preferred Stock Designations, this “Restated Certificate”).

B. Common Stock. The Common Stock shall have the following powers, designations, preferences, and rights:

(1)	Voting. Except as otherwise expressly provided herein or as required by the DGCL, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters (including the election of directors) submitted to a vote of stockholders of the Corporation. Except as otherwise expressly provided herein or as required by the DGCL, on any matter submitted to a vote of stockholders generally (a) each share of Class A Common Stock entitles its holder to one vote per shares and (b) each share of Class B Common Stock shall entitle its holder to ten votes per share, provided that from and after the Sunset (as defined below), each share of Class B Common Stock shall entitle its holder to one vote per share. No holder of shares of Common Stock shall have the right to cumulate votes.

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(2)	Dividends and Distributions. Subject to the rights of holders of any series of outstanding Preferred Stock, the holders of shares of Class A Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation. Dividends and other distributions shall not be declared or paid in respect of the Class B Common Stock.

(3)	Liquidation. Upon the dissolution, liquidation, or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, (a) the holders of shares of Class A Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held be them and (b) the holders of the Class B Common Stock, as such, shall be entitled to $0.001 per share.

For purposes of this Restated Certificate, “Sunset” means 5:00 pm New York City time on the day that directors are elected at the first annual meeting after the earlier of (i) the earliest date specified by the holders of a majority of the Class B Common Stock in a notice delivered to the Corporation (or if no date is specified, the date of such notice) or (ii) the first day of the calendar quarter immediately following the fifth (5th) anniversary of the date of the initial listing of the Class A Common Stock on the Nasdaq Global Market (the “Listing Date”).

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, irrespective of the provisions of Section 242(b)(2) of the DGCL. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any Preferred Stock Designation ) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate (including any Preferred Stock Designation filed with respect to any series of Preferred Stock).

C. Preferred Stock. The board of directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock and subject to any limitations prescribed by law, for the issuance of shares of the Preferred Stock in one or more series, and by filing a Preferred Stock Designation, to establish from time to time the following:

(i) The number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereof;

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(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to voting rights provided by law and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(v) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption as the board of directors shall determine;

(vi) The rights of the shares of that series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of that series.

The number of authorized shares of Preferred Stock or any series thereof may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V. - BOARD OF DIRECTORS

A. Management of Business. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authority expressly conferred upon them by the DGCL, this Restated Certificate or the Bylaws of the Corporation, the directors are empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation.

B. Number. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire board of directors shall be fixed solely by resolution of the board of directors. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director of the Corporation, whether before or after Sunset, shall hold office until the expiration of the term for which he or she is elected and until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

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C. Term. The term of office of each director of the Corporation as of the Listing Date shall expire at the fourth annual meeting of the stockholders of the Corporation following the Listing Date. Thereafter, the directors shall be elected annually at the annual meeting of the stockholders of the Corporation.

D. Written Ballot. Directors need not be elected by written ballot unless required by the Bylaws of the Corporation.

E. Removal.

(i) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances or remove such directors elected by the holders of such series of Preferred Stock, neither the board of directors nor any individual director may be removed without cause.

(ii) Subject to any limitation imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by the holders of such series of Preferred Stock, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Company then entitled to vote generally at an election of directors, voting together as a single class.

F. Vacancies. Vacancies occurring on the board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the board of directors and not by the stockholders of the Corporation. A person elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor shall be duly elected and qualified.

ARTICLE VI. - STOCKHOLDER ACTIONS

A. Special Meetings. Special meetings of the stockholders may be called by a majority of the board of directors, the chairman of the board, the chief executive officer or the president, and not by any other person.

B. Actions by Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of the stockholders without a meeting.

C. Notices. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the bylaws.

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ARTICLE VII. - LIMITATION OF LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent provided by application law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, in the case of directors only, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No repeal or amendment to this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such repeal or amendment.

ARTICLE VIII. - INDEMNIFICATION

This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under Delaware law.

ARTICLE IX. - CHOICE OF FORUM

A. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action, arising out of or pursuant to any provision of the DGCL, this Restated Certificate, or the bylaws of the Corporation (as each may be amended from time to time); (iv) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article IX shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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C. Notice. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Restated Certificate.

D. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X. - AMENDMENT OF BYLAWS

A. Board of Directors. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal bylaws made by the board of directors.

B. Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Restated Certificate, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class.

ARTICLE XI. - AMENDMENT OF RESTATED CERTIFICATE

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation, except as provided in paragraph B of this Article XI.

B. Notwithstanding any other provisions of this Restated Certificate, or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, IX, X, and XI.

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